Exhibit 10.1

January 9, 2024

KULR Technology Group, Inc.

4863 Shawline Street

San Diego, CA 92111

Email: Michael.Mo@kulrtechnology.com

Dear Sirs:

I am writing on behalf of YA II PN, Ltd (the “Investor”), which is managed by Yorkville Advisors Global, L.P. Reference is made to the August 30, 2023 Letter Agreement (as amended on November 6, 2023 and on December 19, 2023, the “August Letter Agreement”), entered into between KULR Technology Group, Inc, a Delaware corporation (the “Company”) and the Investor, which August Letter Agreement amended and supplemented that certain Supplemental Agreement dated September 23, 2022 (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Agreement and the August Letter Agreement, as applicable.

This letter agreement, being entered into by the parties hereto on the date set forth above (the “Letter Agreement”), is intended to memorialize the current understanding between the Company and Investor. The Company is committed to continuing to make incremental payments towards the outstanding amounts owed under the Advances.

In addition, the Investor agrees to extend the due date and defer the requirement for the Company’s payment of the December Payment until the due date of the February Payment.

[Remainder of page intentionally left blank]

YA II PN, LTD.

By:	Yorkville Advisors Global LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

	By:	/s/ Matt Beckman
Name: Matt Beckman
Title: Member

Agreed and accepted by:

KULR Technology Group, Inc.

By:	/s/ Michael Mo
Name:	Michael Mo
Title:	Chief Executive Officer

cc: Sichenzia Ross Ference Carmel LLP

via Email: jyamamoto@srfc.law